SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2008

ENDEAVOR URANIUM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

PO Box 250 Naturita, Colorado 84122
(Address of principal executive offices)

Tel. (970) 865-2884 Fax (970) 865 2885
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Endeavor Uranium, Inc.

From 8-K

Current Report

Item 2.01

Completion of Acquisition or Disposition of Assets.

On September 5, 2008, the Board of Directors of Endeavor Uranium, Inc. (the “Company”) determined that due to our inability to procure viable mining properties in our target areas and our further inability to raise the capital required to continue pursuing leased claims, and based on the financial condition of the Company, the Company shall cease all active exploration in the Baboon Basin and, presently, has no right, title or interest to any mining claims whatsoever. Accordingly, the Company is likely to be considered a shell company as defined by Rule 405 of the Securities Act of 1993.

At this time we plan to undertake further discussions with the owners of potential mining properties in North America. However, we anticipate that we will require additional financing in order to pursue any potential claims and there is no assurance that we will be able to obtain the necessary financing. Further, there is no assurance that further exploration will result in a final evaluation that a commercially viable mineral deposit exists.

Accordingly, the Board will consider and pursue any and all viable acquisition candidates in the mining industry as well as any other potential acquisition candidates from other, non-mining related industries.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company’s Board of Directors (the “Board”) took the following actions by written consent on September 5, 2008: Terrance Heard resigned from all positions with the Registrant, including Chief Executive Officer, Chief Financial Officer and Director. Additionally, Carl Jonsson resigned as Secretary.

Additionally, at that same meeting, the outgoing Board appointed Ms. Bertha Cruz, a resident of Mexico, as the new interim President, Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and Director of the Registrant.

Since 2001, Ms. Cruz has been a private investor involved in real estate development and management projects based primarily in Mexico. Ms. Cruz’s track record has made her well versed in all areas of the real estate business and project management. Prior to her involvement in the real estate industry, Ms. Cruz was involved with various private corporations serving the needs of physicians, including providing solutions to multi-physician care centers for the integration and management of complex infrastructure requirements and cross discipline reference systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

September 11, 2008

Endeavor Uranium, Inc.

By:  /s/ Bertha Cruz

Bertha Cruz

Interim CEO & President

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